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                                                  COOPERS & LYBRAND L.L.P.
                                                  One Post Office Square
                                                  Boston, Massachusetts  02109
                                                  Phone:  (617) 478-5000



                                                  November 16, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have read the statements made by Hills Stores Company (the "Company") in the first and second paragraphs of Item 4 of the Company's
Form 8-K, dated November 16, 1995. We agree with the statements of the Company concerning our Firm contained in such Form 8-K.

                                                   /s/ COOPERS & LYBRAND L.L.P.
                                                  -----------------------------
                                                       Coopers & Lybrand L.L.P.